Exhibit 3.2

Search Date and Time: February 3, 2005 01:25PM Pacific Time

BRITISH	Ministry of Finance	Mailing Address:	Location:
	Corporate and Personal	PO BOX 9431 Stn Prov Govt	2nd Floor - 940 Blanshard St
COLUMBIA	Property Registries	Victoria BC V8W 9V3	Victoria BC
250 356-8626
www.corporateonline.gov.bc.ca

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: February 2, 2005 02:46PM Pacific Time

Incorporation Number:	BC0668571

Recognition Date:	Incorporated on April 28, 2003

NOTICE OF ARTICLES

Name of Company:

HOMELAND PRECIOUS METALS CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:			Delivery Address:
102 DONAGHY AVENUE			102 DONAGHY AVENUE
VANCOUVER, BC V7P 2L5			VANCOUVER, BC V7P 2L5

RECORDS OFFICE INFORMATION

Mailing Address:			Delivery Address:
102 DONAGHY AVENUE			102 DONAGHY AVENUE
VANCOUVER, BC V7P 2L5			VANCOUVER, BC V7P 2L5

CERTIFIED TRUE COPY OF A DOCUMENT
FILED WITH THE REGISTRAR OF COMPANIES

[FILE STAMP]

DIRECTOR INFORMATION

Last Name, First Name Middle Name:
JOHNSTONE, BRUCE E. (name corrected, formerly JOHNSTONE , BRUCE E.

Mailing Address:			Delivery Address:
102 DONAGHY AVENUE			102 DONAGHY AVENUE
NORTH VANCOUVER, BC V7P 2L5			NORTH VANCOUVER, BC V7P 2L5

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or series of shares:

		December 23, 2004

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1.	300,000,000	Class "A" Common Shares	Without Par Value

			With Special Rights or
			Restrictions attached

2.	20,000,000	Class "B" Preferred Shares	Without Par Value

			With Special Rights or
			Restrictions attached